EXHIBIT 10.25
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                         MANAGEMENT TRANSITION AGREEMENT
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            This Management Transition Agreement (the "Agreement") is made as of
July 6, 2001, by and between Bruce R. Gardner, (the "Employee") and Datawatch Corporation (the "Company"). This Agreement supersedes the Executive Agreement dated April 11, 1996 by and between the Company and Bruce R. Gardner.

            WHEREAS, the Company desires to continue to employ the Employee in a part-time capacity for a period of approximately two years, ending on July 9, 2003, to assist the Company's incoming Chief Executive Officer ("CEO") in transitioning to the role of CEO for the Company and to advise the CEO on such matters as he determines, including, but not limited to, SEC rules, regulations, filings, and compliance; investor relations, banking facilities, contract status, and general business advice; and the Employee desires to be employed by the Company on the terms specified herein;

            NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

            1. Position and Responsibilities. The Employee agrees to serve as Advisor to the CEO of the Company. The Employee agrees to make himself reasonably available on an as needed basis to advise and assist the CEO in his transition to the position of CEO for the Company. The Employee shall report to, and his activities shall be subject to the reasonable direction and control of the Company's CEO, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to his position as Advisor to the CEO as may from time to time be reasonably vested in or requested of him. As of July 10, 2002, although Employee will continue to be employed by the Company until July 9, 2003, he will no longer have any duties and responsibilities to fulfill as Advisor to the CEO.

            2. Resignation of Officer and Director Positions. The Employee agrees to resign, as of July 9, 2001, any and all officer positions with the Company, as well as his position as a director on the Company's Board of Directors.

            3. Term. The parties agree that the Employee's employment with the Company, under this Agreement, shall be for a term of approximately two years, ending on July 9, 2003 (the "Termination Date"). The parties further agree that the Employee will use his currently accrued but unused vacation time during the period July 9, 2001 to August 15, 2001.

            4. Compensation and Benefits. As compensation for the satisfactory performance by the Employee of his duties and obligations hereunder to the Company and subject to the provisions of Section 5, the Employee shall receive:

               4.1. Base Salary. The Employee's salary shall be paid at a rate of $10,416.67 per month (the "Base Salary") beginning on August 16, 2001. During the period of Employee's vacation from July 9 to August 15, 2001, the Employee will be paid at the rate of pay which he
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had been receiving immediately prior to his July 9, 2001 resignation. The Base
Salary shall be payable in accordance with the customary payroll practices of the Company as may be established or modified from time to time. All payments shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

               4.2. Benefits. During Employee's employment, and subject to any contribution generally required of employees of the Company, the Employee shall be eligible to participate in all employee health and benefits plans, to the extent permitted under the terms of the plans, as may be from time to time adopted by the Company and in effect for employees of the Company in similar positions. Employee's participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Board or any administrative or other committee provided for in, or contemplated by, such plan. Notwithstanding the above, the Company and/or the Board may not alter its policies or take any action during the term of this Agreement which is designed to affect Employee's rights only (and not those of other employees of the Company) to participate in the employee health and benefit plans, except as otherwise required due to a change in governing law or regulation.

            The Company's plans and policies shall govern all other benefits. The Company and/or the Board of Directors may alter, modify, add to, or delete its employee benefits plans and policies at any time as the Company and/or the Board of Directors, in its or their sole judgment, determines to be appropriate. The Employee's medical and dental insurance coverage under the Company's group health plan is scheduled to terminate on July 9, 2003 - the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Beginning on July 10, 2003, if elected by the Employee, the Company will pay both the employer and employee portions of COBRA premium payments for medical and dental coverage for a period of eighteen (18) months. Should the Employee's medical and dental insurance coverage under the Company's group health plan terminate prior to July 9, 2003, then the Company shall pay the 18 months of COBRA premium payments for medical and dental coverage beginning on the date upon which Employee's eligibility under the group health plan terminates. In addition, the Company shall provide, at its own expense, a health and dental insurance plan with substantially similar benefits (as determined by the Company in its sole discretion) for the period from the end date of COBRA coverage to January 9, 2005. Should the Employee's life insurance coverage under the Company's group life insurance plan terminate prior to July 9, 2003, then the Company shall purchase, on Employee's behalf (following a physical as required by the insurance carrier), a term life insurance policy for a term ending on July 9, 2003, in the amount of $150,000.

            Notwithstanding the above, the Employee will not be eligible for any bonuses, stock options (other than as previously granted), or accrual of any vacation time under this Agreement. The parties agree that during the term of this Agreement Employee's stock options, as previously granted, shall continue to vest in accordance with the vesting schedules set forth in Employee's Incentive Stock Option Agreements dated April 30, 1997, December 11, 1997, and July 15, 1999. Employee's rights to exercise such stock options shall remain subject to the terms and conditions of the Datawatch Corporation 1996 Stock Option Plan and the above-referenced Incentive Stock Option Agreements.

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               4.3. Business Expenses. The Company shall pay or reimburse the
Employee for all reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to (i) any reasonable expense policy of the Company, as set by the Company and/or the Board of Directors from time to time and generally applicable to employees of the Company in similar positions, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Company and/or Board of Directors from time to time.

            5. Termination of Employment Due to Death or Disability. In the event of the Employee's death or Disability (as defined herein) during the Employee's employment hereunder, the Employee's employment shall immediately and automatically terminate. The Company shall, however, continue to pay to the Employee (or in the case of death, the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, his estate), the Employee's Base Salary through July 9, 2003. Additionally, and upon Employee's election (in the case of Disability) or his spouse's election (in the case of death), the Company shall pay both the employer and employee portions of COBRA premium payments for medical and dental coverage until January 9, 2005. The date of death or Disability shall be the date of the "qualifying event" under COBRA. Should either the Employee (in the case of Disability) or his spouse (in the case of death) be eligible for COBRA benefits beyond January 9, 2005, such benefits may be continued but only to the extent that either Employee or his spouse makes timely premium payments for such continuation of benefits. In the event the maximum period of COBRA coverage lapses prior to January 9, 2005, the Company shall purchase, on Employee's and/or his spouse's behalf, a medical and dental insurance policy with substantially similar benefits to the lapsed COBRA coverage (as determined by the Company in its sole discretion) to cover the period from the end date of COBRA coverage to January 9, 2005. For the purposes of this Agreement, "Disability" shall mean any physical incapacity or mental incompetence (i) as a result of which the Employee is unable to perform the essential functions of his job for an aggregate of 90 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.

            6. Termination of Employment For Any Reason Other Than Death or Disability. In the event that the Employee's employment is terminated by the Company for any reason other than death or Disability, the Company will, nonetheless, be obligated to fulfill all obligations under this Agreement, including payment of all compensation and benefits set forth in Section 4.

            7. Termination of Benefits. Except for any right of continuation of benefits coverage to the extent provided by this Agreement, COBRA, or other applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the Termination Date.

            8. Proprietary Information, Inventions, and Noncompete Agreements. The Employee understands and agrees that he remains subject to the DataWatch Proprietary Information and Inventions Agreement, dated March 23, 1987, and the DataWatch Corporation Agreement Not to Compete, dated March 27, 1987, each of which remains in full force and effect.

            9. Conflicting Agreements. The Employee hereby warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Employee is a party or is bound and that the

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Employee is not now subject to and will not enter into any agreement, including, without limitation, any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. Notwithstanding the above, the Employee shall be free to enter into any other employment, consulting or other business relationship (collectively, "business relationships") with any other entity, provided such business relationships are consistent with and do not violate Employee's obligations as contained in his Proprietary Information and Inventions Agreement, and his Agreement Not to Compete.

            10. Withholding; Taxes. All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

            11. Miscellaneous.

               11.1. Assignment. The Employee shall not assign this Agreement or any interest herein. The Company may assign this Agreement in connection with the sale of the Company or the sale of substantially all of the Company's assets. This Agreement shall inure to the benefit of the Company and shall be binding upon the Company and the Employee, and their respective successors, executors, administrators, heirs and permitted assigns.

               11.2. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

               11.3. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of the Company to require the performance of any term or obligation of this Agreement, or the waiver by the Company of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Employee and/or an authorized member of the Board of Directors.

               11.4. Notices. All notices, requests and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or three (3) business days after being deposited in the mail of the United States, postage prepaid, registered or certified, and addressed
(a) in the case of the Employee, to the address set forth underneath his signature to this Agreement, or (b) in the case of the Company, to the attention of the Chairman of the Board, at 175 Cabot Street, Suite 503, Lowell, MA 01854, and/or to such other address as either party may specify by notice to the other.

               11.5. Entire Agreement. This Agreement, the Proprietary Information and Inventions Agreement, and the Agreement Not to Compete constitute the entire agreement between the Company and the Employee with respect to the terms and conditions of the Employee's employment with the Company and supersede all prior communications, agreements

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and understandings, written or oral, between the Employee and the Company with respect to the terms and conditions of the Employee's employment with the Company. Effective July 9, 2001, the Executive Agreement dated April 11, 1996 by and between the Company and Bruce R. Gardner is terminated.

               11.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

               11.7. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule thereof.

               11.8. Consent to Jurisdiction. Each of the Company and the Employee, by its or his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement, the Employee's employment with the Company and/or termination thereof, or relating to the subject matter hereof, and agrees not to commence any such claim or action other than in the above-named courts.

            IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.

                                              DATAWATCH CORPORATION

                                              By:  Richard de J. Osborne
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                                              Name:  Richard de J. Osborne
                                                    ----------------------------
                                              Title  Director
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                                              THE EMPLOYEE

                                              Bruce R. Gardner
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                                              Signature

                                              Bruce R. Gardner
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                                              Name - please print

                                              ADDRESS:

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